Exhibit 23.6

                        CONSENT OF BERNARD J. KORMAN

          The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus forming a part of this Registration
Statement on Form S-4 as a person who shall become a trustee of Kramont Realty Trust upon the consummation of the merger of the businesses of Kranzco Realty Trust and CV Reit, Inc. into Kramont Realty Trust.



                                   Signature: /s/ Bernard J. Korman
                                             ----------------------
                                             Bernard J. Korman


Date: April 7, 2000